Exhibit 10.6

TO:	The Purchasers of DIH Holding US, Inc. 8% Senior Secured Convertible Debentures and Warrants

To Whom It May Concern:

This letter will confirm my agreement to vote all shares of DIH Holding US, Inc. (“DHAI”) voting stock over which I have voting control in favor of any resolution presented to the shareholders of DHAI to approve the issuance, in the aggregate, of more than 19.99% of the number of shares of common stock of DHAI outstanding on the date of closing pursuant to that certain Securities Purchase Agreement, dated May _, 2024, among DHAI and the purchasers signatory thereto (the “Purchase Agreement”) and to approve the other agreements entered into in connection therewith or as otherwise may be required by the applicable rules and regulations of the Nasdaq Stock Market, Inc. (or any successor entity). This agreement is given in consideration of, and as a condition to the Purchasers to enter into such Securities Purchase Agreement and is not revocable by me.

By:_______________________________
Name of Shareholder:
Percentage Beneficial Ownership:
Number of Voting Shares held: